AMENDMENT AGREEMENT TO
DEBT SETTLEMENT

THIS AMENDMENT AGREEMENT (the "Amendment Agreement") is dated for reference as of the 12th day of March, 2010

BETWEEN:

DORAL ENERGY CORP., a Nevada corporation

(the "Borrower")

OF THE FIRST PART

AND:

War Chest Multi Strategy Fund LLC, a Delaware limited liability corporation

 (the "Lender")

OF THE SECOND PART

WHEREAS:

A. On or about March 8, 2010, the Borrower executed a debt settlement agreement (the "Agreement") to the Lender, pursuant to which the Borrower has agreed to settle all outstanding debt held by Lender, in the amount of $35,000, in exchange for 1,060,606 of Doral Energy Corp Common Stock; and

B. The Borrower and the Lender wish to amend the terms of the Agreement in the manner described below,

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

A. Lender agrees that the $35,000.00 settled with Borrower was applicable to only interest and does not represent any portion of the principal amount of the original WS Oil and Gas Limited Convertible Note dated August 24, 2009; and

B. Lender agrees that it will release Borrower from any claims that additional amounts are due to Lender under such Agreement

C. This Amendment Agreement may be executed in Counterparts which together shall form one and the same instrument

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written

Doral Energy Corp.,	War Chest Multi Strategy Fund LLC
A Nevada corporation	a Delaware limited liability corporation

By /s/ H. Patrick Seale	By /s/ War Chest Capital Partners LLC
President and Chief Operating Officer	Howard Blum